Exhibit 99.1

Sky Harbour Announces Record Q3 Results and Updates on Leasing, Construction, New Ground Leases and Other Activities

Guidance Revised for Year End 2026

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home Base Operator (“HBO”) campuses for business aircraft, announced the release of its unaudited financial results for the three and nine months ended September 30, 2026 on Form 10-Q. The Company also announced the filing of its unaudited financial results for the three and nine months ended September 30, 2026 for Sky Harbour Capital LLC (“Obligated Group”) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-Q:

https://www.sec.gov/Archives/edgar/data/1823587/000143774926036142/ysac20260930_10q.htm

MSRB/EMMA:

https://emma.msrb.org/P11996174-P11521009-P11976134.pdf

Financial Highlights on a Consolidated Basis for SHG include:

●	Constructed assets and construction in progress reached $439 million at quarter-end, a year-to-date increase of over $111 million.

●	Q3 2026 consolidated revenues increased approximately 45% as compared to Q3 2025 and 7% as compared to Q2 2026.

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Q3 2026 net cash used by operating activities was approximately $0.7 million, compared to net cash used of approximately $0.9 million in Q3 2025 and net cash provided by operating activities of approximately $0.5 million in Q2 2026. The change from Q2 to Q3 2026 was largely driven by the payment of six months of accrued interest aggregating approximately $1.0 million on the Yorkville Loans in July 2026.

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Quarter-end liquidity and capital resources are strong, with consolidated cash and US Treasuries totaling $199.4 million and access to an additional $129.2 million of capacity under the committed JP Morgan drawdown construction bank facility (“JPM Facility”).

●	Refer to our 10-Q for presentation of GAAP net income and adjusted EBITDA (Non-GAAP) results.

Financial Highlights at Sky Harbour Capital LLC (“Obligated Group”) include:

●	Obligated Group revenues in Q3 2026 increased 87% as compared to Q3 2025 and 13% as compared to Q2 2026.

●	Net cash provided by operating activities was approximately $3.2 million in Q3 2026, compared to $2.9 million in Q2 2026.

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Cash and US Treasuries at the Obligated Group totaled $25.2 million as of September 30th, 2026. Separately, proceeds of the Series 2026 Bonds are available for the completion of construction of Phase 2 at Dallas Addison Airport (“ADS”).

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The Company has contributed $15.8 million to date as equity to the Obligated Group from the Series 2026 Bonds proceeds for construction expenditures at Phase 2 at ADS. ADS Phase 2 is expected to be completed in Q1 2027 with remaining capital expenditures estimated at $13 million as of the end of Q3 and is expected to be financed from proceeds of the Series 2026 Bonds. The latter will constitute the final project of the first vintage of campuses under the Obligated Group.

●	Debt service coverage tests, calculated as per the Series 2021 bond indenture as of September 30th, 2026, each exceed all applicable covenant ratios.

Update on Leasing Activities

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Stabilized campuses: Revenue per square foot continues to grow as original hangar leases turn over, with an average revenue escalation of 20% upon re-lease for the trailing 12 months as of November 1, 2026, excluding typical annual escalations of CPI with a floor of 4%.

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Combined occupancy at Miami–Opa Locka Executive Airport (“OPF”) is now 92%, with high leasing velocity, and all leases in 2026 signed at Tier-1 rates. As of today, ADS Phase 1, Phoenix Deer Valley Airport (“DVT”) Phase 1, and Denver’s Centennial Airport (“APA”) Phase 1 have achieved 101%, 77%, and 57% economic occupancy, respectively.

●	San Jose Mineta International Airport (“SJC”) Phase 1 has reached 132% economic occupancy. SJC Phase 2, not yet constructed, has been 100% pre-leased.

Update on Construction and Development Activities

●	Obligated Group Construction

o

ADS Phase 2 is expected to open in February 2027, which marks the completion of all Obligated Group projects. Please see the following link for the latest Obligated Group monthly construction report:

https://emma.msrb.org/P22096316-P21591171-P22053263.pdf

●	Portfolio 2 Construction

o	Bradley International Airport (“BDL”) in Hartford, CT is on schedule and expected to be completed by December 4th, 2026, with a ribbon cutting ceremony scheduled for Friday, December 4th at 10:30am.

o	Salt Lake City International Airport (“SLC”) is on schedule and expected to be completed around March 2027.

o	Hudson Valley Regional Airport (“POU”), in Poughkeepsie, NY is on schedule and expected to be completed in Q3 2027.

o	Orlando Executive Airport (“ORL”) is on schedule and expected to be completed in Q3 2027.

o

BDL and SLC are part of our second vintage portfolio of airport projects (“Portfolio 2”), financed through the JPM Facility and the Series 2026 Bonds. Their construction progress can be monitored through a monthly construction report filed with MSRB/EMMA:

https://emma.msrb.org/P22096322-P21591174-P22053266.pdf

●	Portfolio 2 Development

o	Washington Dulles International Airport (“IAD”), Trenton-Mercer Airport (“TTN”) in New Jersey, and Chicago Executive Airport (“PWK”) are all scheduled to begin construction in late Q4 2026.

●	Third Party Hangar Manufacturing, Development and General Contracting

o

Our wholly owned subsidiaries, Stratus Building Systems and Ascend Aviation Services, have entered into development and construction contracts with a major FBO company for the turnkey delivery of two hangar campuses comprising 128,640 square feet of hangar and office space. We expect these contracts will total in excess of $38 million, including both manufacturing and construction.

o	Beyond contributing to corporate profitability, we believe that third-party hangar development optimizes capacity utilization of our manufacturing and construction assets.

Update on Airport Operations

●	As of Q3 2026, the Company is operating 1.04 million square feet of hangar and associated office and support space, with approximately 2 million square feet of aviation ramp and vehicle parking.

●	The campus-level Opex efficiency program has been implemented at pilot campuses across the country, with initial cost-savings already realized.

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The Company launched its overhauled selection, training, and professional development program for line crew and General Managers, including proprietary training equipment, an HBO-specific syllabus, and unique standard operating procedures. The HBO service model has become a major differentiator for Sky Harbour, and the Company will continue to invest in enhancing its resident services.

●	Network-wide fuel supply RFP was completed and is expected to improve fuel margins across all campuses.

●	Multi-year equipment RFP completed, reducing future purchase costs overall by >10% on all key motorized Ground Support Equipment (GSE).

●	BDL Campus on track to go from finished construction to Resident-ready operating campus in less than 30 days.

Update on New Ground Leases

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As announced in a press release on November 9, 2026, the Los Angeles City Council has approved two new ground leases at Van Nuys Airport. We expect formal execution in the next few weeks. The two sites total over 25 acres and we expect to construct approximately 300,000 rentable square feet of hangar, office, lounge, and storage space.

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On September 18, 2026, the Metropolitan Washington Airport Authority approved an option for a third Sky Harbour ground lease at Dulles International Airport, providing an additional 15 acres to accommodate an additional 171,520 rentable square feet.

2026 End of Year Guidance

●	Year-end 2026 revenue guidance is revised to a range of $44-48 million, up from prior $42-46 million, on the back of increased occupancy and fueling at existing operating campuses

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Year-end Adjusted EBITDA guidance is revised to a range of $0-4 million, down from prior $4-6 million, on the back of the operating and one-time costs associated with the expected opening of BDL in early December with limited offsetting revenues and the delay in the opening of ADS2 to Q1 2027. We expect that as new campuses lease up and stabilize (in this case BDL and other existing operating campuses), their operating margins will reach their expected target levels over time.

CEO Tal Keinan commented: “Sky Harbour’s growing footprint at tier 1 airports represents the early results of a multi-year effort at dozens of sites across the country. Each win launches the now-standardized process of development, leasing and operations. The result should be an increasingly predictable schedule of step-ups in revenue and NOI.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our plans for future capital raising activity, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez